Exhibit 25.1

Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of Incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, NY	10286
(Address of principal executive offices)	(Zip Code)

SUNGARD DATA SYSTEMS, INC.

(Exact name of obligor as specified in its charter)

See Table of Additional Registrant Guarantors

Delaware	51-0267091
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

680 East Swedesford Road, Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

6.625% Senior Subordinated Notes due 2019

and Guarantees of 6.625% Senior Subordinated Notes due 2019

(Title of the indenture securities)

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Advanced Portfolio Technologies, Inc.	Delaware	22-3245876	340 Madison Avenue 8th Floor New York, NY 10173
Automated Securities Clearance LLC	Delaware	22-3701255	545 Washington Blvd. 7th Floor Jersey City, NJ 07310
GL Trade Overseas, Inc.	Delaware	06-1414402	340 Madison Avenue New York, NY 10173
Inflow LLC	Delaware	84-1439489	680 E. Swedesford Rd. Wayne, PA 19087
Online Securities Processing Inc.	Delaware	77-0589377	680 E. Swedesford Rd. Wayne, PA 19087
SIS Europe Holdings LLC	Delaware	41-1511643	680 E. Swedesford Rd. Wayne, PA 19087
SRS Development Inc.	Delaware	23-2746281	680 E. Swedesford Rd. Wayne, PA 19087
SunGard Ambit LLC	Delaware	04-2766162	100 High Street 19th Floor Suffolk, MA 02110
SunGard Asia Pacific Inc.	Delaware	51-0370861	601 Walnut St. Suite 1010 Philadelphia, PA 19106
SunGard Availability Services LP	Pennsylvania	23-2106195	680 E. Swedesford Rd. Wayne, PA 19087
SunGard Availability Services Ltd.	Delaware	23-3024711	680 E. Swedesford Rd. Wayne, PA 19087
SunGard AvantGard LLC	California	95-3440473	23975 Park Sorrento 4th Floor Calabasas, CA 91302
SunGard Business Systems LLC	Delaware	23-2139612	377 E. Butterfield Road Suite 800 Lombard, IL 60148

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
SunGard Computer Services LLC	Delaware	68-0499469	600 Laurel Road Voorhees, NJ 08043
SunGard Consulting Services LLC	Delaware	87-0727844	10375 Richmond Suite 700 Houston, TX 77042
SunGard CSA LLC	Delaware	20-4280640	680 E. Swedesford Rd. Wayne, PA 19087
SunGard Development Corporation	Delaware	23-2589002	680 E. Swedesford Rd. Wayne, PA 19087
SunGard DIS Inc.	Delaware	23-2829670	680 E. Swedesford Rd. Wayne, PA 19087
SunGard Energy Systems Inc.	Delaware	13-4081739	601 Walnut St. Suite 1010 Philadelphia, PA 19106
SunGard eProcess Intelligence LLC	Delaware	13-3217303	600 Lanidex Plaza Parsippany, NJ 07054
SunGard Financial Systems LLC	Delaware	23-2585361	3 Van de Graff Drive Burlington, MA 01803-5148
SunGard Investment Systems LLC	Delaware	23-2115509	377 E. Butterfield Road Suite 800 Lombard, IL 60148
SunGard Investment Ventures LLC	Delaware	51-0297001	680 E. Swedesford Road Wayne, PA 19087
SunGard iWORKS LLC	Delaware	23-2814630	11560 Great Oaks Way Suite 200 Alpharetta, GA 30022
SunGard iWORKS P&C (US) Inc.	Delaware	13-3248040	200 Business Park Dr. Armonk, NY 10504
SunGard Kiodex LLC	Delaware	13-4100480	59 Maiden Lane, 32nd Floor New York, NY 10038-4624

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
SunGard NetWork Solutions Inc.	Delaware	23-2981034	680 E. Swedesford Rd. Wayne, PA 19087
SunGard Public Sector Inc.	Florida	59-2133858	1000 Business Center Drive Lake Mary, FL 32746
SunGard Reference Data Solutions LLC	Delaware	72-1571745	340 Madison Avenue 8th Floor New York, NY 10173
SunGard SAS Holdings Inc.	Delaware	26-0052190	680 E. Swedesford Rd. Wayne, PA 19087
SunGard Securities Finance LLC	Delaware	13-3799258	14 Manor Parkway Salem, NH 03079
SunGard Securities Finance International LLC	Delaware	13-3809371	14 Manor Parkway Salem, NH 03079
SunGard Shareholder Systems LLC	Delaware	23-2025519	2300 Main Street Suite 400 Kansas City, MO 64108
SunGard Software, Inc.	Delaware	51-0287708	680 E. Swedesford Road Wayne, PA 19087
SunGard Systems International Inc.	Pennsylvania	23-2490902	340 Madison Avenue 8th Floor New York, NY 10173
SunGard Technology Services LLC	Delaware	23-2579118	680 E. Swedesford Rd. Wayne, PA 19087
SunGard VeriCenter, Inc	Delaware	76-0624039	680 East Swedesford Rd. Wayne, PA 19087
SunGard VPM Inc.	New York	11-3159462	1660 Walt Whitman Rd. Suite 130 Melville, NY, 11747
SunGard Workflow Solutions LLC	Delaware	63-1019430	104 Inverness Place Suite 325 Birmingham, AL 35242

General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

New York State Department of Financial Services	One State Street, New York, N.Y. 10004-1511, and Albany, N.Y. 12257

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, described each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 31st day of May, 2013.

THE BANK OF NEW YORK MELLON

By:	/s/ LAURENCE O’BRIEN
Name: Laurence O’Brien
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2013, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,009,000
Interest-bearing balances	110,366,000
Securities:
Held-to-maturity securities	11,679,000
Available-for-sale securities	90,658,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	12,000
Securities purchased under agreements to resell	1,507,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	30,711,000
LESS: Allowance for loan and lease losses	214,000
Loans and leases, net of unearned income and allowance	30,497,000
Trading assets	5,884,000
Premises and fixed assets (including capitalized leases)	1,170,000
Other real estate owned	3,000
Investments in unconsolidated subsidiaries and associated companies	1,054,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,401,000
Other intangible assets	1,414,000
Other assets	13,654,000

Total assets	277,308,000

LIABILITIES
Deposits:
In domestic offices	119,812,000
Noninterest-bearing	74,186,000
Interest-bearing	45,626,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	113,384,000
Noninterest-bearing	7,043,000
Interest-bearing	106,341,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	1,566,000
Securities sold under agreements to repurchase	684,000
Trading liabilities	6,555,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	3,766,000
Not applicable
Not applicable
Subordinated notes and debentures	1,065,000
Other liabilities	11,146,000

Total liabilities	257,978,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,791,000
Retained earnings	8,517,000
Accumulated other comprehensive income	-463,000
Other equity capital components	0
Total bank equity capital	18,980,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	19,330,000

Total liabilities and equity capital	277,308,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein Michael J. Kowalski	}	Directors